UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2011

Caterpillar Financial Services Corporation

(Exact name of Registrant as specified in its charter)

001-11241

(Commission File Number)

Delaware	37-1105865
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2120 West End Avenue

Nashville, Tennessee 37203-0001

(Address of principal executive offices, with zip code)

(615) 341-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Creation of Revolving Credit Facilities

On September 15, 2011, Caterpillar Financial Services Corporation (“Cat Financial”) entered into a Credit Agreement (the “364-Day Facility”) among Cat Financial, Caterpillar Inc. (“Caterpillar”), Caterpillar International Finance Limited (“CIF”) and Caterpillar Finance Corporation (“CFC” and, together with Cat Financial, Caterpillar and CIF, the “Borrowers”), certain financial institutions named therein (“364-Day Banks”), Citibank, N.A. (“Agent”), Citibank International plc (“Local Currency Agent”), and The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“Japan Local Currency Agent”), which provides for an unsecured aggregate revolving credit facility to the Borrowers of up to US$2.550 billion (“364-Day Aggregate Commitment”) and expires on September 13, 2012.  A Local Currency Addendum that enables CIF to borrow in certain approved currencies including Pounds Sterling, Swiss Francs and Euro for an aggregate amount up to the equivalent of US$100 million and a Japan Local Currency Addendum that enables CFC to borrow Japanese Yen for an aggregate amount up to the equivalent of US$100 million, as part of the 364-Day Aggregate Commitment, were also executed on September 15, 2011.

On September 15, 2011, the Borrowers entered into a Credit Agreement (the “5-Year Facility”) among the Borrowers, certain financial institutions named therein (“5-Year Banks” and, together with the 364-Day Banks, the “Banks”), the Agent, the Local Currency Agent, and the Japan Local Currency Agent, which provides for an unsecured aggregate revolving credit facility to the Borrowers of up to US$3.861 billion (“5-Year Aggregate Commitment”) and expires on September 15, 2016.  A Local Currency Addendum that enables CIF to borrow in certain approved currencies including Pounds Sterling, Swiss Francs and Euro for an aggregate amount up to the equivalent of US$1 billion and a Japan Local Currency Addendum that enables CFC to borrow Japanese Yen for an aggregate amount up to the equivalent of US$75 million, as part of the 5-Year Aggregate Commitment, were also executed on September 15, 2011.

The 364-Day Facility and the 5-Year Facility (collectively, the “Credit Facilities”) are available to support the commercial paper programs of the Borrowers in the event those programs become unavailable and for general corporate purposes. The Borrowers have not drawn on the Credit Facilities.

The Credit Facilities contain certain representations and warranties, covenants and events of default, including financial covenants.  Under the Credit Facilities, Cat Financial is required to maintain an interest coverage ratio above 1.15 to 1, where the interest coverage ratio is defined as the ratio of (1) profit excluding income taxes, interest expense and net gain/(loss) from interest rate derivatives to (2) interest expense, calculated at the end of each calendar quarter for the rolling four quarter period then most recently ended.  Cat Financial is also required to maintain a leverage ratio (consolidated debt to consolidated net worth) below 10.0 to 1, calculated (1) on a monthly basis as the average of the leverage ratios determined on the last day of each of the six preceding calendar months and (2) on each December 31.  Caterpillar is required to maintain consolidated net worth not less than US$9 billion at all times.  Caterpillar’s consolidated net worth is defined as the consolidated stockholder’s equity including preferred stock but excluding the pension and other post-retirement benefits balance within Accumulated other comprehensive income (loss).  Drawings under the Credit Facilities are also subject to conditions precedent and the payment of certain facility fees.

Certain of the Banks and the Agent, as well as certain of their respective affiliates, have performed, and may in the future perform, for Caterpillar and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received and may in the future receive customary fees and expenses.

The foregoing description of the Credit Facilities is a summary and is qualified in its entirety by the terms and provisions of the Credit Facilities and the Local Currency Addenda to each of the Credit Facilities, filed as exhibits to this report, and incorporated herein by reference.

Amendments to Existing Credit Agreements

On September 15, 2011, Cat Financial entered into Amendment No. 1 (“Amendment”) to the four-year credit agreement dated September 16, 2010 (“2010 Facility”), which is scheduled to expire on September 15, 2014.  The Amendment is filed as Exhibit 99.7 to this report and incorporated herein by reference.

The Amendment modifies the terms of the 2010 Facility to be consistent with certain terms and conditions of the Credit Facilities, including, without limitation, terms and conditions of advances, Borrower representations and warranties and events of default.

The foregoing description of the Amendment is a summary and is qualified in its entirety by the terms and provisions of the Amendment itself, which is filed as Exhibit 99.7 to this report and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is hereby incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

	99.1	2011 364-Day Credit Agreement

	99.2	Local Currency Addendum to the 2011 364-Day Credit Agreement

	99.3	Japan Local Currency Addendum to the 2011 364-Day Credit Agreement

	99.4	2011 5-Year Credit Agreement

	99.5	Local Currency Addendum to the 2011 5-Year Credit Agreement

	99.6	Japan Local Currency Addendum to the 2011 5-Year Credit Agreement

	99.7	Amendment No. 1 to the 2010 Four-Year Credit Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Caterpillar Financial Services Corporation

Date: September 16, 2011	By:	/s/ Bryon L. Koepke
Bryon L. Koepke
Assistant Secretary